EXHIBIT 99.3


COMMUNITY BANK OF CENTRAL TEXAS, SSB                            REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Community Bank of Central Texas, ssb either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the XXth day of June, 2000 and a proxy statement for the Special Meeting prior to the signing of this proxy.

                                        ____________________________________
                                        Signature                   Date

                                        ____________________________________
                                        Signature                   Date

                                        NOTE: Please sign exactly as your
                                        name appears on this Proxy. Only
                                        one signature is required in the
                                        case of a joint account. When
                                        signing in a representative
                                        capacity, please give title.


   IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.
             FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.
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                                                CBCT Bancshares, Inc.
                                                   312 Main Street
                                               Smithville, Texas 78957
                                                   (512) XXX-XXXX

                                         Stock Order and Certification Form
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Deadline: The Subscription Offering ends at 12:00 Noon, Smithville, Texas Time, on June XX, 2000. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at the Community Bank of Central Texas office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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 (1) Number of Shares                        (2) Total Amount Due
                         Price Per Share
     _________________ x     $10.00 =       $ ___________________

     Minimum - 25 shares
     Maximum - Generally 10,000 shares; however, see the Prospectus.
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Method of Payment
(3) |_| Enclosed is a check, bank draft or money order payable to CBCT Bancshares, Inc. for $______________.

(4) |_| I authorize Community Bank of Central Texas to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Number(s)                                        Amount(s)
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                     Total Withdrawal
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There is NO penalty for early withdrawal.
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(5) Purchaser Information (check one)

a. |_| Eligible Account Holder - Check here if you were a depositor with $50 or more on deposit with Community Bank as of September 30, 1998. Enter information in Section 8 for all deposit accounts that you had at Community Bank on September 30, 1998.

b. |_| Supplemental Eligible Account Holder - Check here if you were a depositor with $50 or more on deposit with Community Bank as of March 31, 2000 but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Community Bank on March 31, 2000.

c. |_| Other Member - Check here if you were a depositor of Community Bank as of XXX XX, 2000, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Community Bank on XXX XX, 2000.

d. |_| Directors, Officers and Employees of Community Bank to the extent you are not included in 5a, b and c.

e. |_| General Public
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(6) |_| Check here if you are a director, officer or employee of Community
        Bank or a member of such person's immediate family (same household).
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(7) |_| NASD Affiliation - see description on reverse side of this form.
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(8)   Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Community Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion.

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Additional Qualifying Accounts

Account Title (Names on Accounts)                    Account Number
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Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
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(9) Stock Registration - Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    |_| Individual
    |_| Joint Tenants
    |_| Tenants in Common
    |_| Uniform Transfer to Minors Act
    |_| Uniform Gift to Minors Act
    |_| Corporation
    |_| Partnership
    |_| Individual Retirement Account
    |_| Fiduciary/Trust (Under Agreement Dated _________________)
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Name                                     Social Security or Tax I.D.
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Name                                     Social Security or Tax I.D.
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Mailing                                              Daytime
Address                                              Telephone
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                                Zip                  Evening
City           State            Code    County       Telephone
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Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated
May XX, 2000 and understand I may not change or revoke my order once it is received by CBCT Bancshares, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. CBCT Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
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Signature                                           Date

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Signature                                           Date

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Office Use Only
                                           Check #  ___________  _________

Date Rec'd _______/_______                 Ck. Amt. ___________  _________

Batch # __________ Order # __________________     Category _____________
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

COMMUNITY BANK OF CENTRAL TEXAS, SSB                             REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY BANK OF CENTRAL TEXAS, SSB FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON XXXX XX, 2000 AND ANY ADJOURNMENT OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS AND MANAGEMENT URGE YOU TO VOTE FOR THE PLAN OF CONVERSION.

The undersigned being a member of Community Bank of Central Texas, ssb, hereby authorizes the Board of Directors of Community Bank of Central Texas, ssb or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Community Bank of Central Texas, ssb to be held at Community Bank of Central Texas' main office at 312 Main Street, Smithville, Texas on XXXX XX, 2000, at X:00 p.m., Smithville, Texas time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

            (1) To vote "FOR" or "AGAINST" a Plan of Conversion of Community Bank of Central Texas, ssb pursuant to which Community Bank of Central Texas, ssb will convert from a mutual savings institution, including the adoption of a federal stock savings bank charter and bylaws, with simultaneous issuance of its common stock to CBCT Bancshares, Inc., a Maryland corporation (the "Holding Company") and sale by the Holding Company of shares of its common stock.

                          FOR              AGAINST
                          |_|                |_|

            (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                          FOR              AGAINST
                          |_|                |_|

This proxy, if executed, will be voted "FOR" adoption of the Plan of Conversion and for adjournment of the Special Meeting, if necessary, if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

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                              CBCT Bancshares, Inc.
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Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Item (8) continued; Purchaser Information

Account Title (Names on Accounts)                    Account Number
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                               CERTIFICATION FORM
  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF PEOPLES COMMUNITY BANCORP, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE PEOPLE'S BUILDING, LOAN AND SAVINGS COMPANY OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Midwest Regional Director, Frederick R. Casteel at (972) 281-2000.

I further certify that, before purchasing the Common Stock of CBCT Bancshares, Inc. I received a copy of the Prospectus dated May XX, 2000 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page XX of the Prospectus:

1.    Rising interest rates may hurt our profits.

2. After this offering, our return on equity will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock.

3. Our loan portfolio possesses increased risk due to our substantial number of consumer, construction and commercial real estate and commercial business loans.

4. We intend to grant stock options and restricted stock to the board and management following the conversion which could reduce your ownership interest.

5. The amount of common stock we will control, our articles of incorporation and bylaws and state and federal statutory provisions could discourage hostile acquisitions of control.

6. Holders of CBCT Bancshares, Inc. common stock may not be able to sell their shares when desired if a liquid trading market does not develop or for $10.00 or more per share even if a liquid trading market develops.


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Signature                                           Date

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Signature                                           Date

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(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

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Stock  Order Form  Instructions  - All  subscription  orders are  subject to the provisions of the Plan of Conversion. Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 10,000 shares (10,000 shares x $10.00 per share = $100,000) of the common stock offered in the
offering.  For  additional   information,   see  "The  Subscription  Offering  -
Limitations on Common Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Community Bank of Central Texas, ssb ("Community Bank")) or by check, bank draft or money order payable to CBCT BANKSHARES, INC. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at Community Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Community Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Community Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Community Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of CBCT Bancshares, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

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Stock Ownership Guide

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Texas and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-TX or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option. Registration for
IRA's: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.


On Name Line 2  - FBO (for benefit of)  YOUR NAME IRA a/c #______.

Address will be that of the broker / trust department to where the stock certificate will be sent.

The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.

Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship.

The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)